UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Pineapple Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PINEAPPLE ENERGY INC.
10900 Red Circle Drive

Minnetonka, Minnesota 55343

SUPPLEMENT TO THE PINEAPPLE ENERGY INC. 2022 PROXY STATEMENT AND

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 7, 2022

On October 24, 2022, Pineapple Energy Inc. (“we,” “us” or the “Company”) filed with the Securities and Exchange Commission a proxy statement (the “Proxy Statement”) and its Notice of 2022 Annual Meeting of Shareholders for the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”). On October 25, 2022, the Company began distributing a Notice of Internet Availability of Proxy Materials to shareholders of record as of October 18, 2022 (the “Record Date”) containing instructions on how to access the Proxy Statement and vote.

This supplement to the Proxy Statement (the “Supplement”) is being made available to shareholders of record as of the Record Date to add a new Proposal No. 9, pursuant to which Scott Maskin, a newly-appointed member of the Company’s Board of Directors (the “Board”), will stand for election to the Board at the Annual Meeting.

Except for the Amended Notice of Annual Meeting of Shareholders (the “Amended Notice of Meeting”) and the addition of Proposal No. 9, this Supplement does not modify or supplement any other matter presented for consideration or otherwise set forth in the Proxy Statement. We have, however, for shareholders’ convenience, included summary information regarding voting and the revocability of proxies.

This Supplement and the Amended Notice of Meeting should be read in conjunction with the Proxy Statement and the Company’s 2021 Annual Report to Shareholders previously provided, as each contains information that is important to your decisions in voting at the Annual Meeting.

AMENDED NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 7, 2022

Dear Shareholders:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of Pineapple Energy Inc. (“we,” “us” or the “Company”), on Wednesday, December 7, 2022, beginning at 9:00 a.m., Central Time, for the following purposes:

1.	To elect seven directors to the Board to serve until their respective successors have been elected and qualified;

2.	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2022;

3.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 37,500,000 to 75,000,000;

4.	To approve the Pineapple Energy Inc. 2022 Employee Stock Purchase Plan;

5.	To approve amendments to the Pineapple Energy Inc. 2022 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan, and the number of shares that can be issued as incentive stock options under the 2022 Equity Incentive Plan, from 750,000 to 1,250,000;

6.	To approve the issuance of up to $20.0 million of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 20% below the market price of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d);

7.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to remove the supermajority voting requirement for reclassification of securities (including any combination of shares or reverse stock split), or recapitalization or reorganization of the Company;

8.	To approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting; and

9.	To elect Scott Maskin to the Board to serve until his successor has been elected and qualified.

The Annual Meeting will be a virtual meeting of shareholders.

Except with respect to shares allocated to you as a participant in the Company’s Employee Stock Ownership Plan (the “ESOP”), you may attend the online meeting and vote your shares electronically during the Annual Meeting via the internet by visiting: www.virtualshareholdermeeting.com/PEGY2022. You will need the 16-digit control number pin that is printed on your Notice of Internet Availability of Proxy Materials or the box marked by the arrow on your proxy card or on the voting instructions that accompanied your proxy materials. We recommend that you log in at least fifteen minutes before the start of the Annual Meeting to ensure that you are logged in when the Annual Meeting starts.

Please note that if you hold shares of common stock through the ESOP, your voting instructions for these shares must be received by 11:59 p.m. Eastern Time on December 4, 2022. You may not vote the shares of common stock allocated to you through the ESOP electronically during the Annual Meeting.

The board of directors has fixed October 18, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, we had 7,435,586 shares of common stock outstanding and entitled to vote.

By Order of the Board of Directors,

Roger H.D. Lacey, Chairman

Minnetonka, Minnesota

Dated: November 15, 2022

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement, the Proxy Statement Supplement and the Annual Report to Shareholders are available at www.proxyvote.com

PINEAPPLE ENERGY INC.
SUPPLEMENT TO PROXY STATEMENT

GENERAL INFORMATION ABOUT THIS SUPPLEMENT AND THE ANNUAL MEETING

This Supplement to Proxy Statement (the “Supplement”), dated November 15, 2022 provides updated information with respect to the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Pineapple Energy Inc. (“we,” “us” or the “Company”), to be held virtually on Wednesday, December 7, 2022 beginning at 9:00 a.m., Central Time, or at any adjournment or postponement thereof.

What is the purpose of this Supplement?

As disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 10, 2022, in connection with the Company’s acquisition of SUNation Solar Systems, Inc. and its affiliated entities (“SUNation”), the Company’s Board of Directors (the “Board”) increased the size of the Board to eight members, and appointed Scott Maskin, SUNation’s founder and Chief Executive Officer, as a member of the Company’s Board.

This Supplement is being made available to shareholders to add a new Proposal No. 9, pursuant to which Mr. Maskin has been nominated to stand for election to the Board at the Annual Meeting. We are providing you with additional information in this Supplement to allow you to vote on the election of Mr. Maskin to serve as a director with a term expiring at the 2023 Annual Meeting and until his successor is duly elected and qualified. To facilitate the proper tallying of votes that may have been cast by our shareholders prior to receipt of this Supplement, the election of Mr. Maskin is being considered as a separate proposal (Proposal No. 9).

How do I vote my shares and what if I do not specify a choice for a matter when returning a proxy?

In order to give a proxy to be voted in connection with the election of Mr. Maskin for director, you must fill out and submit the enclosed proxy card or vote by mail or telephone as instructed on the proxy card. The receipt of the enclosed proxy card or updated voting instructions will revoke and supersede any proxy or voting instructions previously submitted. Therefore, if you are submitting the enclosed proxy card or providing updated voting instructions, you should vote on each proposal, including those for which you previously submitted a proxy or voting instructions.

If you have already voted and do not submit the enclosed proxy card or provide updated voting instructions, your previously submitted proxy or voting instructions will be voted at the Annual Meeting with respect to all other proposals, including the election of the other nominees for director in Proposal No. 1, and your shares will not be counted in determining the outcome of Proposal No. 9, the election of Mr. Maskin as a director.

However, if you submit the enclosed proxy card or provide updated voting instructions and vote only on the election of Mr. Maskin for director, but do not give any directions as to the other proposals, your shares will be voted FOR each of the other proposals. Proxies or other voting instruction forms that are signed and returned without voting instructions will be voted in accordance with the recommendations of the Company’s Board of Directors. The Company’s Board of Directors unanimously recommends that shareholders vote FOR each proposal presented at the Annual Meeting.

If you are a participant in the ESOP and do not vote the shares allocated to you in the ESOP, your shares will be voted at the Annual Meeting according to the provisions of the ESOP, which provide that the trustees will vote these shares on each proposal in the same proportion as all shares of common stock allocated to ESOP participants for which voting instructions were received and were voted on that proposal.

May I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the Annual Meeting in any of the following ways:

●	by sending a written notice of revocation to our Corporate Secretary;

●	by submitting another properly signed proxy card at a later date to our Corporate Secretary; or

●	by submitting another proxy by telephone or via the Internet at a later date.

Unless you are a participant in the ESOP, you can also change your proxy by voting during the Annual Meeting.

What vote is required to approve Proposal No. 9?

Shareholders may either vote FOR or WITHHOLD authority to vote on Mr. Maskin’s election as a director. The Company’s directors are elected by a plurality of the votes cast. Therefore, the nominees, including Mr. Maskin, receiving the most FOR votes will be elected. Withhold and broker non-votes will not count as votes cast on Proposal No. 9 and will not affect the outcome of the vote. With respect to Proposal No. 1 and Proposal No. 9, proxies cannot be voted for a greater number of persons than seven and one, respectively, since eight is the number of nominees for election as director at the Annual Meeting.

Has the date, time or location of the Annual Meeting changed?

No, the Annual Meeting is still scheduled to be held virtually at www.virtualshareholdermeeting.com/PEGY2022 on Wednesday, December 7, 2022 beginning at 9:00 a.m., Central Time.

PROPOSAL NO. 9

ELECTION OF SCOTT MASKIN AS A DIRECTOR proposAL

The Board has nominated Scott Maskin for election at the Annual Meeting. If elected, Mr. Maskin will hold office until the next Annual Meeting of Shareholders and the election of his successor. Mr. Maskin currently is serving as one of our directors, and he agreed to be named in this Supplement and to serve if elected. Proxies cannot be voted on this proposal for a greater number of persons than one. Unless otherwise instructed, the persons named as proxies will vote all proxies received for the election of Mr. Maskin.

Summarized below is certain information concerning Mr. Maskin, including a brief account of his business experience during at least the past five years. There are no family relationships between Mr. Maskin and any other director or executive officer of the Company.

Scott Maskin, age 59, is the co-founder of SUNation Energy, and has been its chief executive officer since its inception in June 2003. Prior to this, Mr. Maskin developed nearly 20 years of experience on electrical and contracting work on commercial and residential properties and has a Master Electrician’s license. The Board believes Mr. Maskin is qualified to serve on our Board due to his extensive experience and knowledge in the industry, particularly related to solar and battery energy storage systems for residential and small commercial customers.

As described below, Mr. Maskin will be employed by the Company, and therefore he will not receive any compensation in his capacity as a director of the Company.

In connection with the acquisition of SUNation, Mr. Maskin was also appointed to the role of Senior Vice President and General Manager, New York Division of the Company effective November 9, 2022. The Company entered into an Employment Agreement, dated November 9, 2022 (the “Employment Agreement”), with Mr. Maskin that provides for, among other things, (i) an annual base salary of $245,000, and (ii) his participation in the Company’s discretionary employee bonus program beginning January 1, 2023, with a potential bonus opportunity of up to 35% of his base salary. In addition, as a material inducement for Mr. Maskin to enter into employment with the Company, the compensation committee of the Board approved a grant to him of 69,091 restricted stock units that vest over three years, which grant will be made outside of the Company’s 2022 Equity Incentive Plan as an inducement award.

The initial term of Mr. Maskin’s employment is through December 31, 2024 unless terminated earlier or mutually renewed. Mr. Maskin’s employment is at-will and the Employment Agreement may be terminated at any time upon 60 days’ prior written notice by either party. Upon termination of the Employment Agreement, Mr. Maskin is entitled to receive (i) any base salary owed through the termination date, and (ii) reimbursement of reasonable expenses incurred as of the termination date. If Mr. Maskin’s employment is terminated by the Company for any reason other than Cause (as defined in the Employment Agreement) or disability, or by Mr. Maskin for Good Reason (as defined in the Employment Agreement) during the term of the Employment Agreement, Mr. Maskin would be entitled to receive the same, plus an amount equal to 100% of his annual base salary at that time, payable in equal installments over a 12-month period. The Employment Agreement also contains certain other customary terms and conditions, including non-competition, non-solicitation, and non-interference provisions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ELECTION OF MR. MASKIN AS A DIRECTOR UNDER PROPOSAL NO. 9: ELECTION OF SCOTT MASKIN AS A DIRECTOR PROPOSAL